CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Pre-Effective Amendment No. 1 to Registration Statement No. 333-160607 on Form S-3 of our report dated March 27, 2009, relating to the consolidated financial statements of Sun Life Assurance Company of Canada (U.S.) (the “Company”) (which expresses an unqualified opinion and includes an explanatory paragraph, relating to the Company changing its method of accounting for certain assets and liabilities to a fair value approach as required by accounting guidance adopted on January 1, 2008, and changing its method of accounting for income taxes as required by accounting guidance adopted on January 1, 2007, as discussed in Note 1 of the consolidated financial statements) and to the reference to us under the heading “Experts” in the Prospectus, which is part of such Registration Statement.

We also consent to the use of our report dated April 7, 2006 relating to the financial statements of Sun Life of Canada (U.S.) Variable Account F and our report dated March 23, 2006 relating to the financial statements of Sun Life Assurance Company of Canada (U.S.) (which expresses an unqualified opinion and includes an explanatory paragraph, relating to the adoption of the American Institute of Certified Public Accountants' Statement of Position 03-1, "Accounting and Reporting by Insurance Enterprises for Certain Nontraditional Long-Duration Contracts and for Separate Accounts," effective January 1, 2004, the adoption of provisions of FASB Interpretation No. 46, "Consolidation of Variable Interest Entities," and the adoption of provisions of FASB Interpretation No. 46R, "Consolidation of Variable Interest Entities" effective December 31, 2003, described in Note 1) appearing in the Statement of Additional Information filed on May 1, 2006, which is also incorporated by reference in such Registration Statement, and to the reference to us under the heading “Independent Registered Public Accounting Firm” in such Statement of Additional Information.

/s/DELOITTE & TOUCHE LLP
Boston, Massachusetts
November 19, 2009